United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

August 11, 2014 (August 5, 2014)

Date of Report (Date of earliest event reported)

Overseas Shipholding Group, Inc.

(Exact Name of Registrant as Specified in Charter)

1-6479-1

Commission File Number

Delaware	13-2637623
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1301 Avenue of the Americas

New York, New York 10019

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (212) 953-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, on November 14, 2012, Overseas Shipholding Group, Inc. (the “Company” or “OSG”) and certain of its subsidiaries (together with OSG, the “Debtors”) filed voluntary petitions for reorganization under Chapter 11 of the U.S. Code (the “Bankruptcy Code”) in the U.S. Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) and on June 15, 2014 and July 3, 2014, pursuant to the Debtors’ plan of reorganization (the “Plan”), the chief reorganization officer (the “CRO”) of the Debtors nominated and the existing board of directors of the Company approved the following slate of persons to serve as the board of directors of the Company (the “Board”): John J. Ray, III, Timothy Bernlohr, Alexander D. Greene, Gary Eugene Taylor, Samuel H. Norton, Nikolaus D. Semaca, Ronald Steger, Douglas D. Wheat and Gregory A. Wright (each, a “New Director” and, together, the “New Directors”).

Also as previously reported, on July 18, 2014, the Bankruptcy Court confirmed the Debtors’ plan of reorganization (the “Plan”) and on August 5, 2014 (the “Effective Date”), the Plan became effective and the Company emerged from bankruptcy. On the Effective Date, pursuant to the Plan, all former directors ceased to serve on the Board and the New Directors began their service on the Board.

The Board has three standing committees to assist it in carrying out its responsibilities: (i) the audit committee, (ii) the human resources and compensation committee and (iii) the corporate governance and risk assessment committee. The members of the audit committee are expected to be Gregory A. Wright (Chair), Alexander D. Greene, Samuel H. Norton and Ronald Steger. The members of the human resources and compensation committee are expected to be Timothy Bernlohr (Chair), Nikolaus D. Semaca, Alexander D. Greene and Samuel H. Norton. The members of the corporate governance and risk assessment committee are expected to be Douglas D. Wheat (Chair), Ronald Steger, Gary Eugene Taylor and Nikolaus D. Semaca. Mr. Ray is expected to be appointed to serve as the Chairman of the Board.

As previously reported, in connection with the Debtors’ filing of voluntary petitions for reorganization under the Bankruptcy Code, the Board appointed Mr. John J. Ray, III to serve as CRO of the Company. In connection with the appointment of Mr. Ray, on November 1, 2012, the Company entered into an engagement letter (the “Engagement Letter”) with Greylock Partners LLP (“Greylock Partners”), to provide financial and reorganization consulting services to the Company. Mr. Ray is a Senior Managing Director and founder of Greylock Partners. Under the terms of the Engagement Letter, the Company has paid to Greylock Partners certain amounts as disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and Quarterly Report on Form 10-Q for the six months ended June 30, 2014. During his service as CRO, Mr. Ray was not an employee of the Company and his services were provided through Greylock Partners as an independent contractor. Mr. Ray ceased to be CRO on the Effective Date. Other than Mr. Ray’s interest in the Engagement Letter, there are no other related-party transactions between the Company and Mr. Ray or any other New Director reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSEAS SHIPHOLDING GROUP, INC.
(Registrant)

Date: August 11, 2014	By	/s/ CAPTAIN IAN T. BLACKLEY
		Name:	Captain Ian T. Blackley
		Title:	Senior Vice President, Chief Financial
Officer and Treasurer